                                                                    EXHIBIT 23.1



CONSENT OF DELOITTE & TOUCHE LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in Registration Statement Nos. 333-06123, 333-32329, 333-31410, 333-61560 and 333-73880 of Sipex Corporation on
Form S-8 and Registration Statement Nos. 333-33152, 333-61562 and 333-87350 of Sipex Corporation on Form S-3 of our report dated March 12, 2004, relating to the consolidated financial statements of Sipex Corporation as of and for the year ended December 31, 2003 appearing in this Annual Report on Form 10-K of Sipex Corporation for the year ended December 31, 2003.

/s/ DELOITTE & TOUCHE LLP

San Jose, California
March 12, 2004